For more information, please contact:

Theodore L. Koenig

Monroe Capital LLC

312-523-2360

tkoenig@monroecap.com

Daniel Abramson
BackBay Communications
857-305-8441

daniel.abramson@backbaycommunications.com

Monroe Capital Completes Acquisition of Horizon Technology Finance Management and Expands into Venture Debt

Chicago, IL, July 5, 2023 – Monroe Capital LLC (“Monroe”) today announced it has completed the acquisition of Horizon Technology Finance Management LLC (“Horizon”), a market leader in venture debt lending. Horizon is the investment adviser to Horizon Technology Finance Corporation (NASDAQ: HRZN).

Horizon is a leading investment manager of venture debt products for high-growth companies in the technology, life sciences, healthcare information and services, and sustainability industries. As a pioneer in venture debt, since its founding in 2004, Horizon has invested in more than 315 venture-backed companies. The acquisition of Horizon augments Monroe Capital’s existing platform with an experienced investment team and distinguished track record across multiple market cycles.

Ted Koenig, Chairman and CEO of Monroe, commented, “As one of the largest U.S. venture debt platforms, Horizon is a strong addition to Monroe’s diverse portfolio of other U.S. direct lending products, including CLOs, lower middle market lending, opportunistic lending and real estate. We look forward to working closely with a best-in-class management team to grow our platform over the long term. The acquisition continues Monroe’s strategy of providing differentiated niche-focused investment solutions to institutional and high net worth clients around the world. We are excited by the prospects of leveraging our platform to offer our limited partners a differentiated lending product in one of the fastest growing segments of private credit.”

Zia Uddin, President of Monroe, stated, “Combining Horizon’s prominence in the venture market with Monroe’s experience in financing later stage growth equity, private equity and privately held companies provides Monroe with a unique opportunity to work with a company across every stage of its growth cycle. We believe venture debt will play an increasingly meaningful role in the future growth of direct lending given the changes in the broader economic environment and dislocation that has occurred in the venture debt arena.”

Rob Pomeroy, CEO of Horizon, commented, “We are delighted to join a premier global asset manager, Monroe Capital. Through our combined expertise, we are confident this relationship will enable us to build on the long-standing success of Horizon. This acquisition provides us access to Monroe’s platform, expertise and resources to scale our financing capabilities to dynamic, high growth companies in the venture debt arena.”

Horizon’s current management team and investment professionals of Horizon are continuing to serve as officers and senior management of the company.

Monroe announced its agreement to acquire Horizon on February 23, 2023. For more information on the acquisition, please reference the February press release.

About Horizon

Horizon Technology Finance Management is a registered investment adviser that underwrites and manages secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries, and is the external adviser for Horizon Technology Finance Corporation (NASDAQ: HRZN). The investment objective of Horizon is to maximize its investment portfolios' returns by generating current income from its debt investments and capital appreciation from the warrants received when making such debt investments. Horizon is headquartered in Farmington, Connecticut. To learn more, please visit www.horizontechfinance.com.

About Monroe Capital

Monroe Capital LLC (“Monroe”) is a premier boutique asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, opportunistic, structured credit, real estate and equity. Since 2004, the firm has been successfully providing capital solutions to clients in the U.S. and Canada. Monroe prides itself on being a value-added and user-friendly partner to business owners, management, and both private equity and independent sponsors. Monroe’s platform offers a wide variety of investment products for both institutional and high net worth investors with a focus on generating high quality “alpha” returns irrespective of business or economic cycles. The firm is headquartered in Chicago and maintains 10 offices throughout the United States and Asia.

Monroe has been recognized by both its peers and investors with various awards including Private Debt Investor as the Lower Mid-Market Lender of the Decade, 2022 Lower Mid-Market Lender of the Year, 2022 CLO Manager of the Year, Americas; 2022 Best Performance in Private Debt – Mid Cap by Korean Economic Daily; Global M&A Network as the 2022 Small Mid-Markets Lender of the Year, Americas; Creditflux as the 2021 Best U.S. Direct Lending Fund; and Pension Bridge as the 2020 Private Credit Strategy of the Year. For more information and important disclaimers, please visit www.monroecap.com.

Forward Looking Statements

Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance, and business. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties, and assumptions. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. All forward-`looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy, our ability to manage the effects of events outside of our control; and the potential effects of Monroe’s acquisition of Horizon. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in Horizon Technology Finance Corporation’s Annual Report filed on Form 10-K, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 28, 2023, its Quarterly Report on Form 10-Q filed with the SEC on May 2, 2023 and in its subsequent reports filed from time to time with the SEC. The forward-looking statements included in this release are made only as of the date hereof. Neither Horizon nor Monroe undertakes any obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.